EXHIBIT 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alps Group Inc (the “Company”) on Form 20-F for the year ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), each of the undersigned officers of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 6, 2026	By:	/s/ Dr. Tham Seng Kong
	Name:	Dr. Tham Seng Kong
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: August 6, 2026	By:	/s/ CHEING Lye-Ping
	Name:	CHEING Lye-Ping
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)